                                                                    Exhibit 99.2



                            TRIGON INSURANCE COMPANY
                             401(k) RESTORATION PLAN

                              Financial Statements

                           December 31, 2001 and 2000

                   (With Independent Auditors' Report Thereon)

                            TRIGON INSURANCE COMPANY
                             401(K) RESTORATION PLAN


                                Table of Contents


                                                                                                Page
Independent Auditors' Report                                                                     1

Statement of Financial Condition, with Fund Information - December 31, 2001                      2

Statement of Financial Condition, with Fund Information - December 31, 2000                      3

Statement of Income and Changes in Plan Equity, with Fund Information - Year ended
     December 31, 2001                                                                           4

Statement of Income and Changes in Plan Equity, with Fund Information - Year ended
     December 31, 2000                                                                           5

Statement of Income and Changes in Plan Equity, with Fund Information - Year ended
     December 31, 1999                                                                           6

Notes to Financial Statements                                                                    7

                          Independent Auditors' Report

Human Resources, Compensation and Employee
Benefits Committee of the Board of Directors
Trigon Healthcare, Inc.:

We have audited the accompanying statements of financial condition, with fund information, of the Trigon Insurance Company 401(k) Restoration Plan (Plan) as of December 31, 2001 and 2000, and the related statement of income and changes in plan equity, with fund information, for each of the years in the three-year period ended December 31, 2001. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Plan as of December 31, 2001 and 2000 and the income and changes in plan equity for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The fund information in the statements of financial condition and income and changes in plan equity is presented for purposes of additional analysis rather than to present the financial condition and income and changes in plan equity of each fund. The fund information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP


Richmond, Virginia
April 19, 2002

                            TRIGON INSURANCE COMPANY
                             401(k) RESTORATION PLAN

             Statement of Financial Condition, with Fund Information

                                December 31, 2001

                                                                                        Fund Information
                            --------------------------------------------------------------------------------------------------


                                                                Participant Directed
                            --------------------------------------------------------------------------------------------------
                            Treasury    Short-term               S&P 500                                            Domestic
                              Money       Fixed                   Equity    Domestic     Global    International    Aggressive
                              Market     Income       Bond        Index      Equity      Equity       Equity         Growth
                              Fund        Fund        Fund        Fund        Fund        Fund         Fund           Fund
                            ---------   ---------   ---------   ---------  ----------  ----------  ------------    -----------
Assets - contributions
    receivable - employer
    (note 4)                $ 258,093     686,863     140,911     957,813   1,016,431      56,472       511,855        766,576
                            =========   =========   =========   =========  ==========   =========  ============    ===========
Plan equity                 $ 258,093     686,863     140,911     957,813   1,016,431      56,472       511,855        766,576
                            =========   =========   =========   =========  ==========   =========  ============    ===========

                            -------------------------------------
                                          Non-
                                       participant
                                        Directed
                            ---------- -----------

                              Trigon      Trigon
                               Stock       Stock
                               Fund        Fund          Total
                            ----------   ---------   ------------
Assets - contributions
    receivable - employer
    (note 4)                 2,332,283     509,708      7,237,005
                            ==========   =========   ============
Plan equity                  2,332,283     509,708      7,237,005
                            ==========   =========   ============

See accompanying notes to financial statements.

                            TRIGON INSURANCE COMPANY
                             401(k) RESTORATION PLAN

             Statement of Financial Condition, with Fund Information

                                December 31, 2000



                                                                      Fund Information
                            --------------------------------------------------------------------------------------------------------


                                                                    Participated Directed
                             -------------------------------------------------------------------------------------------------------
                                Treasury       Short-term                    S&P 500
                                  Money          Fixed                        Equity        Domestic        Global     International
                                 Market          Income         Bond          Index          Equity         Equity        Equity
                                  Fund            Fund          Fund           Fund           Fund           Fund          Fund
                             --------------  -------------  ------------  -------------  --------------  ------------  -------------
Assets - contributions
   receivable - employer
   (note 4)                  $      153,159        229,913        71,080        587,495         760,674        38,729        444,555
                             ==============  =============  ============  =============  ==============  ============  =============
Plan equity                  $      153,159        229,913        71,080        587,495         760,674        38,729        444,555
                             ==============  =============  ============  =============  ==============  ============  =============

                                      -----------------------------------------------------------------
                                                                             Non-
                                                                          participant
                                                                           Directed
                                      --------------------------------  --------------
                                          Domestic
                                         Aggressive         Trigon           Trigon
                                           Growth           Stock            Stock
                                           Fund             Fund             Fund            Total
                                      ---------------  ---------------  --------------  ---------------
Assets - contributions
   receivable - employer
   (note 4)                                   787,733        2,402,900         411,962        5,888,200
                                      ===============  ===============  ==============  ===============
Plan equity                                   787,733        2,402,900         411,962        5,888,200
                                      ===============  ===============  ==============  ===============

See accompanying notes to financial statements.

                            TRIGON INSURANCE COMPANY
                             401(k) RESTORATION PLAN

      Statement of Income and Changes in Plan Equity, with Fund Information

                          Year ended December 31, 2001

                                                                                                                Fund Information
                                        -------------------------------------------------------------------------------------------


                                                                                                Participant Directed
                                        -------------------------------------------------------------------------------------------
                                          Treasury      Short-term                     S&P 500
                                           Money          Fixed                         Equity        Domestic       Global
                                           Market         Income          Bond          Index          Equity        Equity
                                            Fund           Fund           Fund           Fund           Fund          Fund
                                        -------------------------      --------     ------------    ----------     ---------
Income:
    Net appreciation (depreciation)
      in fair value of investments      $   4,709         10,758         7,040          (90,087)        75,885      (4,851)
    Net realized gains (losses) on
      investments                           1,742          4,558             7           (2,488)        11,903      (1,997)
    Contributions:
      Employee                             27,422         87,057        19,787          282,220        193,361      30,156
      Employer                              1,398         22,663         2,213           51,583         34,290       5,044
                                        ---------      ---------       -------      -----------     ----------     -------
          Total income                     35,271        125,036        29,047          241,228        315,439      28,352
                                        ---------      ---------       -------      -----------     ----------     -------
Expenses - distributions and
    withdrawals                                --             --            --               --         33,969       7,555
Transfers between funds, net               69,663        331,914        40,784          129,090        (25,713)     (3,054)
                                        ---------      ---------       -------      -----------     ----------     -------
        Net increase (decrease)
          in plan equity                  104,934        456,950        69,831          370,318        255,757      17,743
Plan equity, beginning of year            153,159        229,913        71,080          587,495        760,674      38,729
                                        ---------      ---------       -------      -----------     ----------     -------
Plan equity, end of year                $ 258,093        686,863       140,911          957,813      1,016,431      56,472
                                        =========      =========       =======      ===========     ==========     =======


                                        ------------------------------------------------------------------------------
                                                                                                Non-
                                                                                            participant
                                                                                              Directed
                                        -------------------------------------------------  -------------
                                                            Domestic
                                         International     Aggressive         Trigon           Trigon
                                            Equity           Growth            Stock           Stock
                                             Fund             Fund             Fund             Fund           Total
                                        --------------    -----------     ------------      -----------    -----------
Income:
    Net appreciation (depreciation)
      in fair value of investments        (90,182)          (197,242)        (378,397)        (34,880)       (697,247)
    Net realized gains (losses) on
      investments                          (3,256)           (23,486)         259,158           3,819         249,960
    Contributions:
      Employee                            163,394            295,070          421,044              --       1,519,511
      Employer                             29,456             51,928           79,574         138,225         416,374
                                        ---------         ----------      -----------       ---------      ----------
          Total income                     99,412            126,270          381,379         107,164       1,488,598
                                        ---------         ----------      -----------       ---------      ----------
Expenses - distributions and
    withdrawals                            24,065             52,919           11,867           9,418         139,793
Transfers between funds, net               (8,047)           (94,508)        (440,129)             --              --
                                        ---------         ----------      -----------       ---------      ----------
        Net increase (decrease)
          in plan equity                   67,300            (21,157)         (70,617)         97,746       1,348,805
Plan equity, beginning of year            444,555            787,733        2,402,900         411,962       5,888,200
                                        ---------         ----------      -----------       ---------      ----------
Plan equity, end of year                  511,855            766,576        2,332,283         509,708       7,237,005
                                        =========         ==========      ===========       =========      ==========


See accompanying notes to financial statements.

                            TRIGON INSURANCE COMPANY
                             401(k) RESTORATION PLAN

      Statement of Income and Changes in Plan Equity, with Fund Information

                          Year ended December 31, 2000

                                                                                                                Fund Information
                                        -------------------------------------------------------------------------------------------


                                                                                                Participant Directed
                                        -------------------------------------------------------------------------------------------
                                          Treasury      Short-term                     S&P 500
                                           Money          Fixed                         Equity        Domestic       Global
                                           Market         Income        Bond            Index          Equity        Equity
                                            Fund           Fund         Fund             Fund           Fund          Fund
                                        -------------------------      --------     ------------    ----------     ---------
Income:
    Net appreciation (depreciation)
      in fair value of investments      $  1,477         3,770           6,049         (55,043)      188,975        (8,843)
    Net realized gains on investments      1,751         2,084           9,686           6,547         9,987         2,844
    Contributions:
      Employee                             9,612        24,587          22,780         211,987       155,430        66,278
      Employer                               544         2,481           4,273          36,824        25,226        27,174
                                        --------       -------         -------      ----------      --------       -------
          Total income                    13,384        32,922          42,788         200,315       379,618        87,453
                                        --------       -------         -------      ----------      --------       -------
Expenses - distributions and
    withdrawals                           34,960        34,738          35,322         179,501        35,571        97,276
Transfers between funds, net             155,747       201,413          20,353         211,506        90,927         8,287
                                        --------       -------         -------      ----------      --------       -------
        Net increase (decrease)
          in plan equity                 134,171       199,597          27,819         232,320       434,974        (1,536)
Plan equity, beginning of year            18,988        30,316          43,261         355,175       325,700        40,265
                                        --------       -------         -------      ----------      --------       -------
Plan equity, end of year                $153,159       229,913          71,080         587,495       760,674        38,729
                                        ========       =======         =======      ==========      ========       =======


                                        -----------------------------------------------------------------------------
                                                                                                Non-
                                                                                            participant
                                                                                              Directed
                                        -------------------------------------------------  -------------
                                                            Domestic
                                         International     Aggressive         Trigon           Trigon
                                            Equity           Growth            Stock           Stock
                                             Fund             Fund             Fund             Fund         Total
                                        --------------    -----------     ------------      ------------   ---------
Income:
    Net appreciation (depreciation)
      in fair value of investments       (128,261)         (334,938)        1,338,312         240,106      1,251,604
    Net realized gains on investments      23,238            41,209           575,044          15,067        687,457
    Contributions:
      Employee                            221,185           248,606           280,731              --      1,241,196
      Employer                             54,262            39,488            45,611         213,492        449,375
                                        ---------         ---------       -----------       ---------     ----------
          Total income                    170,424            (5,635)        2,239,698         468,665      3,629,632
                                        ---------         ---------       -----------       ---------     ----------
Expenses - distributions and
    withdrawals                           142,584            88,549           665,903          90,461      1,404,865
Transfers between funds, net              (44,644)          125,693          (769,282)             --             --
                                        ---------         ---------       -----------       ---------     ----------
        Net increase (decrease)
          in plan equity                  (16,804)           31,509           804,513         378,204      2,224,767
Plan equity, beginning of year            461,359           756,224         1,598,387          33,758      3,663,433
                                        ---------         ---------       -----------       ---------     ----------
Plan equity, end of year                  444,555           787,733         2,402,900         411,962      5,888,200
                                        =========         =========       ===========       =========     ==========


See accompanying notes to financial statements.

                            TRIGON INSURANCE COMPANY
                             401(k) RESTORATION PLAN

      Statement of Income and Changes in Plan Equity, with Fund Information

                          Year ended December 31, 1999

                                                                          Fund Information
                                        ------------------------------------------------------------------------------------------


                                                                         Participant Directed
                                        ------------------------------------------------------------------------------------------
                                          Treasury      Short-term                     S&P 500
                                           Money          Fixed                         Equity          Domestic         Global
                                           Market         Income          Bond          Index            Equity          Equity
                                            Fund           Fund           Fund           Fund             Fund            Fund
                                        ----------------------------   -----------  ---------------   --------------   -----------
Income:
    Net appreciation (depreciation)
      in fair value of investments      $         325         (1,174)       (1,244)          33,319          (23,628)        7,356
    Net realized gains on investments              --          3,351         1,020           23,242           23,143         3,010
    Contributions:
      Employee                                  4,419         22,076        22,496          165,018          136,065        17,922
      Employer                                    241          2,247         5,493           30,864           30,611         7,932
                                        -------------  -------------   -----------  ---------------   --------------   -----------
          Total income                          4,985         26,500        27,765          252,443          166,191        36,220
                                        -------------  -------------   -----------  ---------------   --------------   -----------
Expenses - distributions and
    withdrawals                                    --            607           869           24,131            2,200            --
Transfers between funds, net                   14,003        (49,885)      (31,702)         (86,174)        (169,705)          (57)
                                        -------------  -------------   -----------  ---------------   --------------   -----------
        Net increase (decrease)
          in plan equity                       18,988        (23,992)       (4,806)         142,138           (5,714)       36,163
Plan equity, beginning of year                     --         54,308        48,067          213,037          331,414         4,102
                                        -------------  -------------   -----------  ---------------   --------------   -----------
Plan equity, end of year                $      18,988         30,316        43,261          355,175          325,700        40,265
                                        =============  =============   ===========  ===============   ==============   ===========

                                                   ----------------------------------------------------------------------------
                                                                                                           Non-
                                                                                                       participant
                                                                                                         Directed
                                                   --------------------------------------------------  -------------
                                                                       Domestic
                                                    International     Aggressive           Trigon          Trigon
                                                        Equity          Growth             Stock           Stock
                                                         Fund            Fund              Fund            Fund         Total
                                                   ----------------  -------------   ----------------  -------------  ---------
Income:
    Net appreciation (depreciation)
      in fair value of investments                          147,352        329,895           (326,357)        (4,277)    161,567
    Net realized gains on investments                        22,599         32,080              1,229            194     109,868
    Contributions:
      Employee                                              100,195        164,263            383,451             --   1,015,905
      Employer                                               25,119         29,372             85,537         39,625     257,041
                                                   ----------------  -------------   ----------------  -------------  ----------
          Total income                                      295,265        555,610            143,860         35,542   1,544,381
                                                   ----------------  -------------   ----------------  -------------  ----------
Expenses - distributions and

    withdrawals                                                 720          4,902             11,793          1,784      47,006
Transfers between funds, net                                 31,573       (113,787)           405,734             --          --
                                                   ----------------  -------------   ----------------  -------------  ----------
        Net increase (decrease)
          in plan equity                                    326,118        436,921            537,801         33,758   1,497,375
Plan equity, beginning of year                              135,241        319,303          1,060,586             --   2,166,058
                                                   ----------------  -------------   ----------------  -------------  ----------
Plan equity, end of year                                    461,359        756,224          1,598,387         33,758   3,663,433
                                                   ================  =============   ================  =============  ==========

See accompanying notes to financial statements.

                            TRIGON INSURANCE COMPANY
                             401(K) RESTORATION PLAN

                          Notes to Financial Statements

                           December 31, 2001 and 2000

(1)  Summary of Significant Accounting Policies

     (a)  Organization

          The Trigon Insurance Company 401(k) Restoration Plan (Plan) was amended and restated effective October 1, 1998. The purpose of the Plan is to permit a select group of management or highly compensated employees (Participants) of Trigon Insurance Company and any subsidiary or affiliate, including its parent, Trigon Healthcare, Inc., (collectively, Company) who are selected for participation in the Plan to defer compensation without regard to the limits imposed by the Internal Revenue Code on the Company's tax-qualified plan, the Employees' Thrift Plan of Trigon Insurance Company (Qualified Plan). The Qualified Plan is a defined contribution plan of the Company subject to the provisions of ERISA. The Plan constitutes an unfunded "top hat" arrangement under Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA). Accordingly, the Plan does not require the Company to segregate assets or establish trusts for any amounts to be paid to Participants under the Plan. In addition, Participants do not have any right, title or interest in or to any specific funds or property of the Company, and their interest, including vested amounts, is that of a general creditor.

          Under the provisions of the Plan, the Plan's assets and changes in the Plan's assets are calculated based on the corresponding Qualified Plan investment funds' asset value and adjustments of unit value, respectively. Since the Plan is unfunded, a receivable from the Company equivalent to the Plan's deemed investment balance as of year-end has been recorded in the accompanying statements of financial condition. The Company has recorded a corresponding liability to the Plan in its consolidated financial statements.

          The following are the significant accounting policies of the Qualified Plan and are followed by the Plan:

     (b)  Basis of Accounting

          The financial statements of the Plan are prepared under the accrual method of accounting. Accordingly, employee and employer contributions to the Plan are recorded as of the date the employees' contributions are withheld from the Participants' compensation. Net realized gains (losses) on investments and net appreciation (depreciation) of fair value of investments are recognized as they occur. Distributions and withdrawals are recorded when paid and are accounted for at the fair market value of the unit value of the Participant's account. Forfeitures are accounted for at the fair market value of the unit value forfeited.

     (c)  Investment Valuation and Income Recognition

          The Plan's contributions receivable - employer related to deemed investments is stated at fair value based on quoted market prices as of year-end. Purchases and sales of investments are recorded on a trade date basis.

          The Plan uses unit accounting to account for investment activity. Net realized gains (losses) on investments are computed on an average-cost basis. Net appreciation (depreciation) in fair value of

                                        7                           (Continued)

                            TRIGON INSURANCE COMPANY
                             401(K) RESTORATION PLAN

                          Notes to Financial Statements

                           December 31, 2001 and 2000

          investments is calculated daily based on the change in the market value and net investment earnings of the investments and participant activity.

     (d)  Administrative Expenses

          The Company pays all administrative expenses of the Plan. Administrative expenses incurred by the Company during 2001, 2000, and 1999 were $25,053, $22,968, and $24,374, respectively.

     (e)  Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes, including disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

(2)  Summary of Significant Provisions of the Plan

     The Plan is administered by the Human Resources, Compensation and Employee Benefits Committee of the Company's Board of Directors (Committee). The recordkeeper is ADP Retirement Services, Deerfield, Illinois.

     Plan participants should refer to the plan agreement or summary plan description for a more complete description of the Plan's provisions.

     (a)  Eligibility

          Officers of the Company who are Vice Presidents or above are eligible for participation in the Plan unless otherwise determined at the discretion of the Committee. All Participants must be a member of a select group of management or highly-compensated employees and must be an eligible participant in the Qualified Plan.

     (b)  Participant Accounts

          Individual accounts are maintained by the Plan for the Participant to reflect the Participant's contributions and related employer matching contributions, as well as the Participant's share of the Plan's income, including net realized gains and losses, and related administrative expenses.

     (c)  Contributions

          Participants may elect to make voluntary contributions to the Plan in whole percentage amounts ranging from two to sixteen percent of their compensation for the year, offset by amounts actually deferred in the Qualified Plan. The Company is obligated under the matching provision of the Plan to contribute each pay period an amount equal to the difference between (a) fifty percent of the sum of the contributions of each Participant in both the Plan and the Qualified Plan which do not exceed six percent of each Participant's compensation for such pay period and (b) the amount equal to the Company's actual matching contribution to the Qualified Plan for such pay period. These Company contributions are invested in the investment options using the same allocations by the Participants for their contributions.

                                        8                           (Continued)

                            TRIGON INSURANCE COMPANY
                             401(K) RESTORATION PLAN

                          Notes to Financial Statements

                           December 31, 2001 and 2000

          The Plan permits the Company to contribute an additional discretionary profit sharing matching contribution to each Participant's account through the Trigon Stock Fund. The discretionary contribution is a nonparticipant-directed contribution and must remain in the Trigon Stock Fund. The discretionary contribution is calculated using a Plan-prescribed formula derived from Participant data from the Plan as of the most recent plan year. The Company made discretionary contributions of $138,225, $213,492, and $39,625 during 2001, 2000, and 1999, respectively, for contributions made in the previous year.

     (d)  Investment Options

          Each Participant's contributions are deemed to be invested in the various funds in the same proportion as each Participant's investment election in the Qualified Plan. No separate investment election by the Participant in the Plan is permitted or required. Investment options of the Qualified Plan consist of nine investment funds, including investment in the Trigon Stock Fund. A registration statement on Form S-8 has been filed with the Securities and Exchange Commission to register the shares of Trigon Healthcare, Inc. Class A Common Stock (Common Stock) included as an investment option in the Plan. A description of each investment option follows:

               Treasury Money Market Fund - This fund was added to the Plan effective October 1, 1998. The aim of this fund is to provide current income while maintaining a stable net asset value. This fund may invest solely in securities backed by the full faith and credit of the U.S. government. At least 80% of the assets will be in U.S. Treasury securities. The remainder may include securities issued by other government agencies. This fund offers the lowest risk of any of the funds.

               Short-Term Fixed Income Fund - The aim of this fund is to provide steady investment returns with relatively stable principal value. This fund may invest in short-term treasury, government agency and corporate bonds, money market instruments, guaranteed investment contracts issued by life insurance companies, which offer a fixed interest rate, or a pooled fund investing in similar contracts.

               Bond Fund - The objective of this fund is to maximize current interest income with moderate principal risk. This fund may invest in treasury, government agency and corporate bonds, mortgages, U.S. and foreign currency-denominated securities, money market investments and mutual funds that invest in such investments.

               S&P 500 Equity Index Fund - This fund invests in the common stocks of those companies that comprise the S&P 500 index, or a mutual fund or commingled fund that invests in those companies. The objective of this fund is to provide long-term growth of capital, with growth of income as a secondary objective.

               Domestic Equity Fund - This fund primarily invests in securities that have long-term capital appreciation possibilities. The fund will emphasize common stock, convertible corporate debt and convertible preferred stock and will periodically hold fixed income securities. The portfolio is concentrated generally in 15 to 35 stocks that generally are traded on a national exchange or

                                        9                           (Continued)

                            TRIGON INSURANCE COMPANY
                             401(K) RESTORATION PLAN

                          Notes to Financial Statements

                           December 31, 2001 and 2000

               market. The objective of this fund is to provide long-term capital growth from stock prices and some current income from dividends. Global Equity Fund - This fund primarily invests in common stocks and bonds of companies based throughout the world, including the U.S. The objective of this fund is to provide long-term growth of capital and income. International Equity Fund
               - This fund is like the Domestic Equity Fund except that it primarily invests in common stocks and bonds of non-U.S. corporations instead of domestic corporations. This fund's objective is to provide long-term growth of both capital and income.

               Domestic Aggressive Growth Fund - The objective of this fund is capital growth. This fund invests primarily in the common stocks of small, rapidly growing domestic companies. It is not expected that these companies will pay cash dividends.

               Trigon Stock Fund - This fund invests in Common Stock, which is listed on the New York Stock Exchange, and cash for liquidity purposes. The objective of this fund is to provide participants the opportunity to invest in the common stock of the Company's parent. This fund offers the highest risk of any of the funds because it invests in the stock of only one company.

          Each Qualified Plan investment fund is divided into units of participation, which are calculated daily by the recordkeeper. The daily value of each unit is determined by dividing the total fair market value of all assets in each fund by the total number of units in that fund. The Plan is an unfunded plan. Accordingly, under the provisions of the Plan, net realized gains (losses) on investments and net appreciation (depreciation) of fair value of investments are credited to each Participant's account based on the adjustment of the unit values in the Qualified Plan. The payment of administrative expenses for assets of the Qualified Plan is reflected in the calculation of plan unit value.

     (e)  Vesting

          Participants are fully vested in their contributions and the earnings thereon at all times. Participants are vested in employer matching contributions and the earnings thereon upon death, disability or retirement or after 36 months of service with the Company and any of its affiliates or any other Blue Cross and/or Blue Shield organization. Forfeitures reduce the Employer's contributions to the Plan.

     (f)  Distributions

          Plan distributions are recorded when paid and are made in cash or Common Stock for the portion of a Participant's account invested in the Trigon Stock Fund in accordance with a Participant's election. The Plan allows Participants to withdraw balances in a lump sum or in specified annual installments upon retirement at age 55 or later, death or disability based upon elections made at the commencement of participation in the Plan. Terminations that occur before age 55 and withdrawals prior to retirement are distributed in a lump sum. In the event of a plan-defined change in control of the Company, all amounts in a Participant's account will be distributed in a lump sum unless an irrevocable election was previously made to defer such an amount to the retirement or termination date of the Participant.

                                       10                            (Continued)

                            TRIGON INSURANCE COMPANY
                            401(K) RESTORATION PLAN

                         Notes to Financial Statements

                           December 31, 2001 and 2000

(g) Number of Participants

    There were 47 and 44 Participants in the Plan as of December 31, 2001 and 2000, respectively. The number of Participants investing in each of the Plan's funds as of those dates were as follows:

        Investment Fund /(1)/                       2001           2000
        ---------------------                   -------------- --------------
Treasury Money Market Fund                             3              2
Short-term Fixed Income Fund                          12              9
Bond Fund                                              9              9
S&P 500 Equity Index Fund                             26             25
Domestic Equity Fund                                  26             27
Global Equity Fund                                     7              8
International Equity Fund                             24             26
Domestic Aggressive Growth Fund                       32             33
Trigon Stock Fund                                     45             38

/(1)/ Participants may hold investments in more than one fund; accordingly, the total participation by individual funds may exceed the total number of Participants.

(3) Units and Unit Values

    Each fund in the Plan is valued daily on a unitized basis by the recordkeeper. The number of units and unit values of net assets, carried to the second decimal place, as of December 31, 2001 were:

                                                                   Unit
    Investment Fund                             Units             values
    ---------------                           ----------       -----------
Treasury Money Market Fund                        22,292     $     11.58
Short-term Fixed Income Fund                      44,218           15.53
Bond Fund                                          8,111           17.37
S&P 500 Equity Index Fund                         50,055           19.14
Domestic Equity Fund                              25,994           39.10
Global Equity Fund                                 4,092           13.80
International Equity Fund                         30,149           16.98
Domestic Aggressive Growth Fund                   35,158           21.80
Trigon Stock Fund                                 83,556           34.01

(4) Plan Funding

    As discussed in note 1, the Plan is an unfunded plan under Title 1 of ERISA and the Plan has recorded a receivable from the Company equivalent to the Plan's deemed investment balance as of year-end in the accompanying statements of financial condition. The Company has recorded a corresponding liability to the Plan in its consolidated financial statements. In order to set aside funds for the purpose of assisting the Company in meeting its liabilities to the Plan, the Company, through its subsidiary Trigon Insurance Company, established the Trigon Healthcare, Inc. Grantor Trust, formerly known as the Trigon Blue Cross Blue Shield Grantor Trust (Trust). Wachovia Corporate Services, Inc. (Wachovia), Winston-Salem, North Carolina, is the custodian of the assets of the Trust. Under the Trust, the assets contributed and income

                                 11                                  (Continued)

                            TRIGON INSURANCE COMPANY
                            401(K) RESTORATION PLAN

                         Notes to Financial Statements

                           December 31, 2001 and 2000

earned on such assets must remain in the Trust until liabilities under the Plan have been satisfied. However, the assets held in the Trust are considered to be assets of the Company and are subject to the claims of the Company's creditors in the event of the Company's insolvency. The Trust does not change the unfunded status of the Plan. The Participants have no preferred claim on, or any beneficial interest in, any assets of the Trust. If the balance of the Trust is not sufficient to make payments in accordance with the terms of the Plan, the Company must fund the difference using general corporate assets. Once all payments under the Plan have been made and the Plan is terminated, any excess assets remaining in the Trust revert back to the Company. In the event of a change in control of the Company, the Company will make an irrevocable contribution to the Trust to fully fund all Participants' account balances as determined by the Plan.

The estimated fair value and cost of investment securities in the Trust as of December 31, 2001 and 2000 were as follows:

                                                2001
                         ---------------------------------------------------
                                                                 Net
                                                             unrealized
                              Fair                          appreciation
                             value            Cost         (depreciation)
                         --------------  ---------------  ------------------
Mutual funds             $   4,323,191        4,732,828           (409,637)
Common stock                 2,819,184        1,619,891          1,199,293
                        ---------------  ---------------  ------------------
                         $   7,142,375        6,352,719            789,656
                         ==============  ===============  ==================

                                                2000
                         ---------------------------------------------------
                                                                 Net
                                                             unrealized
                              Fair                          appreciation
                             value            Cost         (depreciation)
                         --------------  ---------------  ------------------
Mutual funds             $   3,255,065        3,468,047           (212,982)
Common stock                 2,839,923        1,171,967          1,667,956
                         --------------  ---------------  ------------------
                         $   6,094,988        4,640,014          1,454,974
                         ==============  ===============  ==================

The Trust held 40,593 and 36,497 shares of Common Stock as of December 31, 2001 and 2000, respectively.

                                 12                                  (Continued)

                            TRIGON INSURANCE COMPANY
                            401(K) RESTORATION PLAN

                         Notes to Financial Statements

                           December 31, 2001 and 2000

The net appreciation (depreciation) in fair value of the investments in the Trust as of December 31, 2001, 2000 and 1999 and the change in such amounts during each year were as follows:

                                                                                                         Net
                                                                                                      unrealized
                                                                   Fair                              appreciation
                                                                   value              Cost          (depreciation)
                                                              -----------------  ----------------   ----------------
Balance, January 1, 1999                                   $      2,116,667         1,807,357            309,310
Change for the year ended December 31, 1999                       1,386,272         1,302,500             83,772
                                                              -----------------  ----------------   ----------------
Balance, December 31, 1999                                        3,502,939         3,109,857            393,082
Change for the year ended December 31, 2000                       2,592,049         1,530,157          1,061,892
                                                              -----------------  ----------------   ----------------
Balance, December 31, 2000                                        6,094,988         4,640,014          1,454,974
Change for the year ended December 31, 2001                       1,047,387         1,712,705            (665,318)
                                                              -----------------  ----------------   ----------------
Balance, December 31, 2001                                 $      7,142,375         6,352,719            789,656
                                                              =================  ================   ================

(5)    Tax Status

       The Committee believes that the Plan has operated in accordance with the terms of the plan document and current tax law. Because the Plan is unfunded, no provision for income taxes has been included in the Plan's financial statements.

       Under present Federal income tax laws and regulations, employee and employer contributions and investment earnings thereon are not taxable to Participants until distributed or otherwise made available to Participants. Earnings on assets held in the Trust are taxable to the Company under ordinary tax rules on an annual basis.

(6)    Plan Termination

       Although it has not expressed any intent to do so, the Company's Board of Directors has the right under the Plan to terminate the Plan. In the event of a plan termination, Participants will become fully vested in their accounts.

(7)    Subsequent Events

       Effective January 1, 2002, Participants may elect to make contributions to the Plan in whole percentage amounts ranging from one percent to fifty percent of their compensation per year, offset by amounts actually deferred in the Qualified Plan. The Company's matching contribution remains unchanged.

       Effective April 1, 2002, the Plan requirement that all discretionary profit sharing matching contributions must remain in the Trigon Stock Fund was eliminated. This means that the Participant's balance in the Trigon Stock Fund will no longer be separated between participant-directed and nonparticipant-directed funds, allowing the Participants to reallocate all balances in the Trigon Stock Fund to any other investment option at any time.

                                       13